EXHIBIT 11

                             JOINT FILING AGREEMENT

                            PURSUANT TO RULE 13d-1(k)

            The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:      January 7, 2008

                                         JANA PARTNERS LLC

                                         BY: /S/BARRY ROSENSTEIN
                                             ---------------------------
                                         Name:  Barry Rosenstein
                                         Title: Managing Partner


                                         BY: /S/GARY CLAAR
                                             ---------------------------
                                         Name:  Gary Claar
                                         Title: General Partner


                                         SPARK MANAGEMENT PARTNERS, L.L.C.

                                         BY: /S/SANTO POLITI
                                             ---------------------------
                                         Name:  Santo Politi
                                         Title: Managing Member


                                         VELOCITY INTERACTIVE MANAGEMENT, LLC

                                         BY: /S/JONATHAN MILLER
                                             ---------------------------
                                         Name:  Jonathan Miller
                                         Title: Authorized Signatory


                                         ALEX INTERACTIVE MEDIA, LLC

                                         BY: /S/PAUL GARDI
                                             ---------------------------
                                         Name:  Paul Gardi
                                         Title: Managing Member